DISTRIBUTION AGREEMENT
This DISTRIBUTION AGREEMENT (this “Agreement”), dated as of April 20, 2026 (the “Effective Date”), is entered into between Brookfield Oaktree Holdings, LLC, a Delaware limited liability company (“BOH”), and Brookfield Oaktree Holdings Canada Inc., an Ontario corporation (“BOHCI”).
W I T N E S S E T H
WHEREAS, BOH holds 100 Common Shares with a fair market value of $317,356,320 in OCG NTR Holdings LLC, a Delaware limited liability company (“OCG NTR”, and the interests in OCG NTR, the “Assets”); and
WHEREAS, the Board of Directors of BOH authorized BOH to declare and pay an in-kind distribution of the Assets to BOHCI on the Class A common units of BOH (“Class A Units”) held by BOHCI.
NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:
1.Distribution. Effective on the Effective Date, BOH hereby distributes the Assets to BOHCI by means of a distribution in kind declared and paid by BOH on the Class A Units to BOHCI as the holder of the Class A Units (the “Distribution”). Simultaneously with the Distribution, BOH hereby assigns and transfers to BOHCI all of BOH’s rights, title, and interest in and to the Assets, including without limitation all financial rights now or hereafter existing and associated with ownership of the Assets. BOH agrees to execute such additional assignments as BOHCI may direct to evidence the foregoing Distribution.
2.Representations and Warranties of BOH. As an inducement to BOHCI to enter into this Agreement and to consummate the transactions contemplated herein, BOH hereby represents and warrants to BOHCI as follows:
a.Good Title. BOH is the sole legal and beneficial owner of, and has good and marketable title to, the Assets, which constitute 100% of the issued and outstanding equity interests of OCG NTR held by it.
b.Power and Authority. All acts required to be taken by BOH to enter into this Agreement and to carry out the transactions contemplated herein have been properly taken. This Agreement constitutes BOH’s legal, valid and binding obligations, enforceable against BOH in accordance with the terms hereof and thereof.
c.No Conflicts. The execution and delivery by BOH of this Agreement and the performance by BOH of its obligations hereunder and thereunder does not and will not: (i) violate any laws applicable to any of BOH or OCG NTR; or (ii) violate or breach any contractual obligation to which any of BOH or OCG NTR is a party or subject.

3.Representations and Warranties of BOHCI. As an inducement to BOH to enter into this Agreement and to consummate the transactions contemplated herein, BOHCI hereby represents and warrants to BOH as follows:
a.Compliance with Laws and Instruments. There is no judgment, injunction, order, or decree binding upon BOHCI which has or would reasonably be expected to have the effect of prohibiting or materially impairing BOHCI’s business or its ability to consummate the Distribution or enter into the Agreement.
b.Power and Authority. All acts required to be taken by BOHCI to enter into the Agreement and to carry out the transactions contemplated herein have been properly taken. The Agreement constitutes BOHCI’s legal, valid and binding obligations, enforceable against BOHCI in accordance with the terms hereof.
c.No Conflict. The execution and delivery by BOHCI of this Agreement and the performance by BOHCI of its obligations hereunder does not and will not: (i) violate any laws applicable to BOHCI; or (ii) violate or breach any contractual obligation to which BOHCI is a party or subject.
4.Counterparts. This Agreement may be executed and delivered in one or more counterparts, all of which shall constitute one and the same instrument.
5.Entire Agreement. This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof.
6.Governing Law. This Agreement, all questions concerning the construction, interpretation and validity of this Agreement, the rights and obligations of the parties hereto, all claims or causes of action that may be based upon, arise out of or related to this Agreement and the negotiation, execution or performance of this Agreement (including any claim or cause of action based upon or arising out of or related to any representation or warranty made in or in connection with this Agreement or as an inducement to enter this Agreement) shall be governed by and construed and enforced in accordance with the laws of the State of Delaware, without giving effect to any choice or conflict of law provision or rule (whether in Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than Delaware.
7.Amendments, Modifications, Waivers. This Agreement may be waived, changed, modified or discharged only by an agreement in writing signed by the party against whom enforcement of any waiver, change, modification or discharge is sought.
8.Headings. The section headings in this Agreement are for convenience of reference only, and shall not be deemed to alter or affect the meaning or interpretation of any provisions hereof.
9.Further Assurances. Each of the parties hereto shall execute and cause to be delivered to the other party hereto such instruments and other documents, and shall take such other actions, as such other party may reasonably request for the purpose of carrying out or evidencing any of the transactions contemplated by this Agreement.

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IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed as of the date first above written.

BROOKFIELD OAKTREE HOLDINGS, LLC

By: /s/ Jeffrey Joseph_______
Name: Jeffrey Joseph
Title: Authorized Signatory

By: /s/ Lenard Gorokhov_____
Name: Lenard Gorokhov
Title: Authorized Signatory

BROOKFIELD OAKTREE HOLDINGS CANADA INC.

By: /s/ Matt Herrington_______
Name: Matt Herrington
Title: President

By: /s/ Swati Mandava________
Name: Swati Mandava
Title: Vice President and Secretary